As filed with the Securities and Exchange Commission on May 27, 2022

Registration No. 333-264294

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PropertyGuru Group Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	7389	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Paya Lebar Quarter 1

Paya Lebar Link

#12-01/04

Singapore 408533

+65 6238 5971

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

Telephone: +1 (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Sharon Lau, Esq.

Noah D. Carr, Esq.

Latham & Watkins LLP

9 Raffles Place

#42-02 Republic Plaza

Singapore 048619

+65 6536 1161

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective. If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

PropertyGuru Group Limited is filing this Amendment No. 2 to its registration statement on Form F-1 (File No. 333-264294) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, a revised exhibit index, the signature page to the Registration Statement and exhibit 5.1 filed herewith. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules

(a)	Exhibits

The following exhibits are included or incorporated by reference in this registration statement on Form F-1:

Exhibit Number	Description

2.1	Business Combination Agreement, dated as of July 23, 2021, by and among Bridgetown 2, the Company, Amalgamation Sub and PropertyGuru (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

3.1	Amended and Restated Memorandum and Articles of Association of the Company (incorporated by reference to Exhibit 1.1 to the Company’s Form 20-F, filed with the SEC on March 23, 2022).

4.1	Specimen ordinary share certificate of the Company (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

4.2	Specimen PropertyGuru warrant certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

4.3	Specimen Bridgetown 2 warrant certificate in respect of Bridgetown 2 Warrants assumed by the Company and converted into a warrant of the Company (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

4.4	Warrant Agreement, dated January 25, 2021, by and between Bridgetown 2 and Sponsor (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

4.5	Amended and Restated Assignment, Assumption and Amendment Agreement, dated as of December 1, 2021, by and among Bridgetown 2, the Company, Sponsor and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

4.6	Novation, Assumption and Amendment Agreement, dated as of July 23, 2021, by and among the Company, PropertyGuru Pte. Ltd. and Epsilon Asia Holdings II Pte. Ltd (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

5.1*	Opinion of Walkers (Singapore) Limited Liability Partnership as to validity of ordinary shares and warrants of the Company.

5.2#	Opinion of Latham & Watkins LLP relating to warrants.

10.1	REA Subscription Agreement, dated as of July 23, 2021, by and among Bridgetown 2, the Company and REA Asia Holding Co. Pty Ltd. (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

10.2	Company Holders’ Support and Lock-Up Agreement, dated as of July 23, 2021, by and among Bridgetown 2, the Company, PropertyGuru and the other parties named therein (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

Exhibit Number	Description

10.3	Sponsor Support and Lock-Up Agreement and Deed, dated as of July 23, 2021, by and among Bridgetown 2, the Company and PropertyGuru (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

10.4	Registration Rights Agreement, dated as of July 23, 2021, by and among Bridgetown 2, Sponsor, the Company and the undersigned parties listed as “Holders” thereto (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

10.5	New Employee Stock Option Plan 2016 (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

10.6	New Employee Stock Option Plan 2018 (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

10.7	New Non-Executive Directors Share Plan (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

10.8	New Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

10.9	New Restricted Stock Units Plan (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

10.10	Form of Indemnification Agreement between the Company and each executive officer of the Company (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

10.11	Shareholders’ Agreement (incorporated by reference to Exhibit 3.1 to the Company’s Form 20-F, filed with the SEC on March 23, 2022).

14.1#	Code of Business Conduct and Ethics.

21.1	List of subsidiaries of the Company (incorporated by reference to Exhibit 8.1 to the Company’s Annual Report on Form 20-F (File No. 001-41330), filed with the SEC on May 2, 2022).

23.1#	Consent of PricewaterhouseCoopers LLP.

23.2#	Consent of Ernst & Young PLT.

23.3*	Consent of Walkers (Singapore) Limited Liability Partnership (included in Exhibit 5.1).

23.4#	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

23.5#	Consent of Frost & Sullivan Australia Pty Ltd.

23.6#	Consent of Chandler MHM Limited (included in Exhibit 99.1).

23.7#	Consent of Russin & Vecchi (included in Exhibit 99.2).

24.1#	Power of Attorney (included on the signature page to this registration statement).

99.1#	Opinion of Chandler MHM Limited regarding certain Thai matters.

99.2#	Opinion of Russin & Vecchi regarding certain Vietnamese matters.

107#	Filing Fee Table

(#)	Previously filed

(*)	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on May 27, 2022.

PROPERTYGURU GROUP LIMITED

By:	/s/ Hari Vembakkam Krishnan
Name:	Hari Vembakkam Krishnan
Title:	Chief Executive Officer and Managing Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Hari Vembakkam Krishnan	Chief Executive Officer and Managing Director (principal executive officer)	May 27, 2022

* Joe Dische	Chief Financial Officer (principal financial officer and principal accounting officer)	May 27, 2022

* Olivier Lim	Chair and Independent Director	May 27, 2022

* Rachna Bhasin	Independent Director	May 27, 2022

* Jennifer Macdonald	Independent Director	May 27, 2022

* Melanie Wilson	Independent Director	May 27, 2022

* Stephen Nicholas Melhuish	Co-Founder and Director	May 27, 2022

* Dominic Picone	Director	May 27, 2022

Signature	Capacity	Date

* Ashish Shastry	Director	May 27, 2022

* Owen Wilson	Director	May 27, 2022

*By:	/s/ Hari Vembakkam Krishnan
	Name:	Hari Vembakkam Krishnan
	Title:	Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of PropertyGuru Group Limited, has signed this registration statement in the City of Newark, State of Delaware, on May 27, 2022.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Authorized Representative